Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard W. Koe, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of TigerLogic Corporation on Form 10-Q for the quarterly period ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of TigerLogic Corporation for the periods presented therein.

Date: November 8, 2013

By:	/s/ Richard W. Koe
Name:	Richard W. Koe
Title:	President and Chief Executive Officer

I, Thomas Lim, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of TigerLogic Corporation on Form 10-Q for the quarterly period ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of TigerLogic Corporation for the periods presented therein.

Date: November 8, 2013

By:	/s/ Thomas Lim
Name:	Thomas Lim
Title:	Chief Financial Officer